                                                                    EXHIBIT 11.1

             [LETTERHEAD OF  STEPTOE & JOHNSON LLP APPEARS HERE]


January 28, 1999


Meadows Preservation, Inc.
2555 PGA Boulevard
Palm Beach Gardens, FL  33410

                 Re:      REGISTRATION STATEMENT ON FORM SB-1
                          SEC FILE NO. 333-65057

Dear Sir/Madam:

                  We have acted as special counsel to Meadows Preservation, Inc. (the "Company"), a Florida corporation, in connection with the registration of 2,347 shares of common stock, $.01 par value per share, of the Company (the "Shares") pursuant to the above-referenced Registration Statement filed by the Company with the Securities and Exchange Commission (the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act"). This opinion letter is being furnished to enable the Company to fulfill the requirements specified in Form SB-1.

                  In connection with our representation of the Company and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

                  1. The Registration Statement and the related prospectus in the form included therein;

                  2. The Articles of Incorporation of the Company and the Articles of Amendment of the Articles of Incorporation, as certified by the Secretary of State for the State of Florida;

                  3. A Certificate of the Secretary of the Company dated January 26, 1999 certifying, inter alia: (a) the Bylaws of the Company; and (b) certain
                      ----- ----
resolutions of the Board of Directors of the Company;

                  4. A Certificate of the Secretary of State for the State of Florida, dated January 14, 1999, certifying, inter alia, that the Company `s status is active;
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Meadows Preservation, Inc.
January 28, 1999
Page 2


                  5. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

                  In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

                  1. Each of the parties executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding.

                  2. Each individual executing any of the Documents on behalf of a party is duly authorized to do so.

                  3. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

                  4. All Documents submitted to us as originals are authentic. All documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. There are no oral or written modifications or amendments to the Documents, by action or omission of the parties or otherwise.

                  Based upon the foregoing and subject to the qualifications, limitations and exclusions set forth below, it is our opinion that:

                  1. If and when the Shares are sold and fully paid for in the manner described in the Registration Statement, the Shares will be legally issued, fully paid, and nonassessable.

                  The foregoing opinion is subject in all respects to the following qualifications, limitations and exclusions:

                  This opinion is limited to the federal laws of the United States of America and the corporate laws of the State of Florida, and we do not express any opinion herein concerning any other law.

                  The only jurisdiction where all the members of this office are members of the Bar is the District of Columbia, and we are not licensed to practice in the State of Florida. In connection with the opinions expressed above, we are generally familiar with the general business corporation law of the State of Florida as such law is reported in standard compilations, and nothing has come to our attention which is inconsistent with such opinions. We have obtained no opinions with respect to such matters from members of the Bar of Florida or any other jurisdiction.
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Meadows Preservation, Inc.
January 28, 1999
Page 3



                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the prospectus which forms a part of the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the General Rules and Regulations of the Securities and Exchange Commission.


                                   Very truly yours,

                                   /s/ Steptoe & Johnson, LLP
                                   Steptoe & Johnson, LLP